UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 17, 2010

PVF Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-24948	34-1659805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30000 Aurora Road, Solon, Ohio  44139
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (440) 248-7171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02       Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	On May 17, 2010, the Board of Directors of PVF Capital Corp. (the “Company”) appointed Richard R. Hollington, III as a director of the Company.

Mr. Hollington was appointed as a director pursuant to the terms of a Standby Purchase Agreement the Corporation entered into with Short Vincent Partners II, L.P. (“Short Vincent Partners”) on February 17, 2010 (the “Standby Purchase Agreement”).  Pursuant to the Standby Purchase Agreement, Short Vincent Partners purchased 2,436,610 shares of common stock at the subscription price of $1.75 per share, resulting in a total investment of $4.26 million, in the Company’s rights offering completed on March 26, 2010.  Under the Stock Purchase Agreement, the Company agreed to provide Short Vincent Partners the right to designate one candidate for appointment to the board of directors of the Company, and Short Vincent Partners designated Mr. Hollington as its candidate.  Mr. Hollington is the President of CapitalWorks SVP II, LLC, the general partner of Short Vincent Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVF CAPITAL CORP.

Dated: May 20, 2010	By:	/s/ Jeffrey N. Male
Jeffrey N. Male
Vice President and Secretary
(Duly Authorized Representative)